SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]   Preliminary Information Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]   Definitive Information Statement

                         CYBERSPACE VITA, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
    ---------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    -------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
    ------------------------------------------------
(5) Total fee paid:

    Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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

                             CYBERSPACE VITA INC.
                            74090 El Paseo Ste. 200
                        Palm Desert, California  92260
                                (888) 410-6466

                                April 14, 2008


Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.001 par value(the "Common Stock"), of CYBERSPACE VITA, INC.(the "Company"). We are sending you this Information Statement to inform you that on April 3, 2008, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to approve the following actions:

        1) To ratify certain past actions of the Company which were previously approved by the Company's Board of Directors; and

        2) Authorization to the Company's board of directors to amend the Company's Articles of Incorporation to effect a reverse stock split of the Company's common stock.

Thereafter, on April 3, 2008, pursuant to the By-Laws of the Company and applicable Nevada law, a certain principal stockholder of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 4,000,000 shares of Common Stock, representing approximately 80.8% of the total issued and outstanding Common Stock, adopted resolutions (1) to ratify the past action of the Company which was previously approved by the Company's Board of Directors and the holders of a majority of the Company's issued and outstanding shares to implement a ten for one split of the Company's common shares on October 15, 2007 and (2) to authorize the Board of Directors, in its sole discretion, to effect a reverse split of the Company's common stock based upon a ratio of not less than one-for-ten nor more than one-for-twenty shares at any time prior to April 15, 2009. In addition, notwithstanding approval of this proposal by the stockholders, the Board of Directors may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our stockholders.

The Board of Directors believes that the proposed actions are beneficial to the Company because they provide the Company with the flexibility it needs to execute its Business Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOUR ARE NOT REQUESTED TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company.

This Information Statement is being mailed on or about April 15, 2008 to stockholders of record on April 3, 2008 (the "Record Date").


                                               /s/ Henry C. Casden
                                               -------------------------
                                               Henry C. Casden, President

                             CYBERSPACE VITA INC.
                            74090 El Paseo Ste. 200
                        Palm Desert, California  92260
                                (888) 410-6466


                   -------------------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER
                   -------------------------------------------


NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under applicable Nevada law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $1,000.00, will be paid by the Company.

BACKGROUND

Cyberspace  Vita,  Inc.  was  organized  on November 7, 2006.  The Company  has contracted  for  the construction of an e-commerce  website  by  which  it  has
planned to engage  in  the  selling  of  vitamins  on  the  Internet.   In  the
alternative, the Company would intend to explore potential targets for a business combination with the Company through a purchase of assets, share purchase or exchange, merger or similar type of transaction.

RATIFICATION OF TEN-FOR-ONE STOCK SPLIT

In October 2007, the Company's director and majority shareholder approved a ten-for-one split of the Company's common shares which was implemented on October 15, 2007. The purpose of the split was to increase the Company's "float" in the public market. As a result of the stock split, total shares outstanding increased from 4,095,100 to 40,951,000. The Company accounted for this stock split as a stock dividend after reducing additional paid-in capital to zero. Concurrent with the stock split, a holder of 36,000,000 shares the Company's common stock caused such shares to be cancelled and, as a result, there are presently 4,951,000 shares of common stock issued and outstanding. The sole purpose for the stock split was to facilitate the Company's trading in the public market on the Over the Counter Bulletin Board ("OTCBB"). The Company's Board believed that the Company's ability to have its shares traded on the OTCBB benefitted the Company and all of its shareholders. As a result of the split and concurrent cancellation of the majority holder's shares, the percentage of the Company's shares held by the shareholders other than the majority holder increased from 2.32% to 19.2%.

REVERSE STOCK SPLIT

In order to facilitate a potential business combination with the Company through a purchase of assets, share purchase or exchange, merger or similar type of transaction, the Company's Board of Directors requires the flexibility to adjust the number of issued and outstanding shares of the Company's common stock to meet the requirements of any such transaction. The Board of Directors believes that it is in the best interest of the Company's stockholders and the Company for the Board to have the authority to effect a reverse stock split of the Company's common shares in order to make the Company more attractive for a potential business combination. The Board of Directors believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board of Directors with the flexibility to best achieve the desired results of the reverse stock split. The Board of Directors would effect a reverse stock split only upon its determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board of Directors would set the timing for such a split and select the specific ratio within the range approved by the stockholders. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company's stockholders.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

There can be no assurance that the total market capitalization of the Company's common stock (the aggregate value of all Company common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Company's common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of the Company's common stock outstanding before the reverse stock split.

If the reverse stock split is effected, the resulting per-share stock price may not attract or satisfy potential acquisition targets and there is no guarantee that any transaction will be effected.

A decline in the market price of the Company's common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company's common stock could be adversely affected following such a reverse stock split.

IMPACT OF THE PROPOSED REVERSE STOCK SPLIT IF IMPLEMENTED

If approved and effected, the reverse stock split will be realized simultaneously for all of the Company's common stock and the ratio will be the same for all of the Company's common stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company. In addition, the reverse stock split will not affect any stockholder's percentage ownership or proportionate voting power. However, because the number of authorized shares of the Company's common stock will not be reduced, the reverse stock split will increase the Board of Directors' ability to issue authorized and unissued shares without further stockholder action.

The principal effect of the reverse stock split will be that:

o the number of shares of the Company's common stock issued and outstanding will be reduced from 4,951,000 shares to a range of approximately 495,100 to 247,550 shares, depending on the reverse stock split ratio determined by the Board of Directors;

o the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into the Company's common stock will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors; and

o based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of the Company's common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split.



In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL STOCKHOLDERS

You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. All post-split shareholdings will be rounded to the nearest full share.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

Upon a reverse stock split, we intend to treat stockholders holding the Company's common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company's common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.


EFFECT ON REGISTERED CERTIFICATED SHARES

Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, American Registrar and Transfer Co., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate, you will be issued the appropriate number of shares electronically in book-entry form under the direct registration system.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

AUTHORIZED SHARES

The reverse stock split would affect all issued and outstanding shares of the Company's common stock and outstanding rights to acquire the Company's common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Company's common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of April 1, 2008, we had 100,000,000 shares of authorized common stock and 4,951,000 shares of common stock issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of the Company's common stock will be diluted.


ACCOUNTING MATTERS

In view of the fact that the shares of the Company's common stock have no par value, as of the effective time of the reverse stock split, the stated capital attributable to the Company's common stock on its balance sheet will be unchanged. The per-share net income or loss and net book value of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

If the Board of Directors decides to implement the reverse stock split at any time prior to April 15, 2009, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

NO APPRAISAL RIGHTS

Under applicable Nevada law, the Company's stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of April 1, 2008, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 4,951,000 shares of CYBERSPACE VITA, INC. common stock issued and outstanding.

Name and Address of                 Number of Shares              Percentage of
Beneficial Owner                    Beneficially Owned (1)        Shares
                                                                  Beneficially
                                                                  Owned
------------------------            -----------------------       -------------
Henry C. Casden, President,
Secretary and Director                    4,000,000                 80.79%
74090 El Paseo Ste. 200
Palm Desert, CA 92260

Eleanor Yarbray, Treasurer
and Director                                    -0-                      0%
46345 Manitou Drive
Indian Wells, CA 92210

Officers and Directors
as a group (2 persons)                    4,000,000                  80.79%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.


   INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."


                                  OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Henry C. Casden
74090 El Paseo Ste. 200
Palm Desert, CA 92260
Telephone: (888) 410-6466


      BY ORDER OF THE BOARD OF DIRECTORS OF CYBERSPACE VITA, INC.